      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1999

                                                      REGISTRATION NO. 333-52907
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                         TOLLGRADE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                                25-1537134
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  724-274-2156
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         TOLLGRADE COMMUNICATIONS, INC.
                   1998 EMPLOYEE INCENTIVE COMPENSATION PLAN
                   -----------------------------------------


                              CHRISTIAN L. ALLISON
                            CHIEF EXECUTIVE OFFICER
                         TOLLGRADE COMMUNICATIONS, INC.
                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  724-274-2156
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         PASQUALE D. GENTILE, JR., ESQ.
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219
                                  412-288-4112

                                   ----------



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                              EXPLANATORY STATEMENT

         A total of 600,000 shares of common stock of Tollgrade Communications, Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 333-52907, to be issued in connection with the Tollgrade Communications, Inc. 1998 Employee Incentive Plan (the "1998 Plan"). On May 6, 1999, the shareholders approved an increase of 230,000 shares issuable under the Tollgrade Communications, Inc. 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") and a corresponding decrease of 230,000 shares issuable under the 1998 Plan, which shares were registered in connection with the 1998 Plan but have not been issued under the 1998 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission set forth at questions 89 and 90 of the "Securities Act Forms" section of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July
1997), the 230,000 shares are transferred over to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 1995 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registration Statement on Form S-8, File No. 333-52907 is incorporated by reference herein.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 15, 1999.

                                                  TOLLGRADE COMMUNICATIONS, INC.


                                                  By /s/Christian L. Allison
                                                    ----------------------------
                                                     Christian L. Allison
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 1999.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christian L. Allison and Sara Antol, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           SIGNATURE                                        TITLE


    /s/Christian L. Allison                      Chairman of the Board and Chief
    ----------------------------                 Executive Officer
    Christian L. Allison                         (Principal Executive Officer)

    /s/James J. Barnes                           Director
    ----------------------------
    James J. Barnes


    /s/Daniel P. Barry                           Director
    ----------------------------
    Daniel P. Barry


    /s/Rocco L. Flaminio                         Director, Vice Chairman
    ----------------------------                 and Chief Technology Officer
    Rocco L. Flaminio


    /s/Richard H. Heibel                         Director
    ----------------------------
    Richard H. Heibel, M.D.


    /s/Robert W. Kampmeinert                     Director
    ----------------------------
    Robert W. Kampmeinert


    /s/David S. Egan                             Director
    ----------------------------
    David S. Egan



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    /s/Samuel C. Knoch                           Chief Financial Officer
    ----------------------------                 (Principal Financial Officer)
    Samuel C. Knoch


    /s/Bradley N. Dinger                         Controller
    ----------------------------                 (Principal Accounting Officer)
    Bradley N. Dinger






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